EXHIBIT 99.1

BJ's Restaurants Opens in Pasadena, California

HUNTINGTON BEACH, Calif., Oct. 30, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Pasadena, California, on Monday, October 29, 2012. The new BJ's Restaurant and Brewhouse is located at the intersection of Colorado Boulevard and Marengo Avenue on the ground floor of the historic Pacific Southwest Trust and Savings Bank building. Originally constructed in 1924, the building was designed in the Second Renaissance Revival style of architecture, and the restaurant itself was designed to preserve many outstanding features originally included within the space. Most notable are columns with elaborate capitals, ornamental friezes and cartouches, and the restoration of original marble floors. The restaurant is approximately 9,000 square feet, contains seating for approximately 280 guests, and features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning craft beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's first 152" plasma television display as well as several high-definition flat panel televisions, create a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are very excited to open our newest BJ's restaurant in our core Southern California market of Pasadena," said Jerry Deitchle, Chairman and CEO.  "Our design and development team did an incredible job of both preserving and highlighting the unique architectural features of our space in this historic building. The Panasonic 152" plasma television that we installed in this restaurant was originally utilized at the NBC studio for the 2012 Summer Olympic Games in London, England. This is the largest plasma television screen currently manufactured in the world, and the first one installed anywhere on the West Coast. We are delighted that BJ's is the first restaurant in the United States to feature this plasma TV, and we invite everyone to stop by, take a look at it and also enjoy BJ's wide variety of high quality food and beer offerings.

"Our Pasadena restaurant is our 14th new restaurant this year, and we currently have two more restaurants scheduled to open before Thanksgiving in Miami, Florida, and Albuquerque, New Mexico," said Deitchle. "As a result, we expect to achieve our previously stated expansion goal for 2012 by opening a total of 16 new restaurants, including the relocation of a smaller-format 'pizza and grill' restaurant in Boulder, Colorado, to a new site in Boulder that supports a larger-format, more productive facility. We currently plan to open as many as 17 new restaurants during 2013, including another relocation. All of our potential new locations for 2013 have now been secured with signed leases or letters of intent. Additionally, work is well underway in building our 2014 expansion pipeline." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 128 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in Arizona (6), California (61), Colorado (4), Florida (10), Indiana (1), Kansas (1), Kentucky (1), Louisiana (1), Nevada (5), Ohio (3), Oklahoma (2), Oregon (3), Texas (28) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 61 of our current 128 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400